UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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SouthState Corporation

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SouthState Corporation

1101 First Street South

Winter Haven, Florida 33880

Supplement dated March 23, 2022

To the Proxy Statement dated March 11, 2022

For the 2022 Annual Meeting of Shareholders

To be held Wednesday, April 27, 2022

On March 11, 2022, SouthState Corporation (“SouthState”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2022 Annual Meeting of Shareholders to be held on April 27, 2022. SouthState is providing this supplement to correct inadvertent typographical errors related solely to the previously disclosed 2021 Nonqualified Deferred Compensation for one executive appearing in the table on page 46 of the Proxy Statement under the heading “Nonqualified Deferred Compensation in 2021.” The corrected table, with footnotes provided for convenience, is below and replaces the original table in the Proxy Statement in its entirety:

					Aggregate	Aggregate
		Executive	Registrant	Aggregate	withdrawals/	balance at
		contributions	contributions	earnings	distributions	December 31,
Name	Plan name	in 2021 ($)(1)	in 2021 ($)	in 2021 ($)	($)	2021 ($)
John C. Corbett	—	—	—	—	—	—
Robert R. Hill, Jr.	SouthState Deferred Income Plan	—	—	866,052	—	7,154,975
William E. Matthews V	—	—	—	—	—	—
Renee R. Brooks	—	—	—	—	—	—
Stephen D. Young	—	—	—	—	—	—

(1)	Includes the total compensation to the above NEOs for which payment was deferred in 2021. These amounts also comprise part of the amounts disclosed in the “All other compensation” column of the Summary Compensation Table.

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.

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